SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2003

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c)      Exhibits

          99.1         Press release dated July 31, 2003.

Item 9. Regulation FD Disclosure

On July 31, 2003, the Company issued a press release announcing its results for the quarter ended June 30, 2003. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K. The information included pursuant to this Item 9 (including the exhibits) shall not be deemed to be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: July 31, 2003

By: /s/ Jack Corrigan

Jack Corrigan

Vice President and Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale,CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 July 31, 2003
Contact:           Mr. Jack Corrigan
                          (818)244-8080, Ext. 663

PS Business Parks, Inc. reports second quarter, 2003 results.

Glendale, California — PS Business Parks, Inc. (AMEX: PSB), reported operating results for the second quarter ending June 30, 2003.

Net income allocable to common shareholders for the second quarter of 2003 was $13.0 million or $0.60 per diluted share on revenues of $50.5 million compared to $9.5 million or $0.44 per diluted share on revenues of $48.8 million for the same period in 2002. Net income allocable to common shareholders for the six months ended June 30, 2003 was $18.8 million or $0.87 per diluted share on revenues of $99.1 million compared to net income allocable to common shareholders of $22.6 million or $1.04 per diluted share on revenues of $96.9 million for the same period in 2002.

Net income allocable to common shareholders for the three months ended June 30, 2003 included a gain on sale of marketable securities of $2.0 million or $0.07 per share, gain on dispositions of real estate of $3.5 million or $0.12 per share and equity in income of a discontinued joint venture of $.5 million or $0.02 per share. The results for the three months ended June 30, 2002 included $.1 million or less than $0.01 per share of these items.

Net income allocable to common shareholders for the six months ended June 30, 2003 included a gain on sale of marketable securities of $2.0 million or $0.07 per share, gain on dispositions of real estate of $3.5 million or $0.12 per share and equity in income of a discontinued joint venture of $2.3 million or $0.08 per share. These were offset by an impairment charge on properties held for disposition of $5.9 million or $0.21 per share. The six months ended June 30, 2002 included approximately $5.5 million or $0.19 per share from gains from similar transactions.

Supplemental Measures

Funds from operations ("FFO") for the second quarter of 2003 were $25.8 million or $0.90 per share compared to $27.0 million or $0.93 per share for the same period in 2002. This represents a decrease of 3.2% in FFO per share based on 28.8 million and 29.1 million weighted average shares outstanding during the second quarter of 2003 and 2002, respectively. FFO for the six months ended June 30, 2003 was $52.0 million or $1.81 per share compared to $53.1 million or $1.83 per share for the same period in 2002. This represents a decrease of 1.1% in FFO per share based on 28.8 million and 29.1 million weighted average shares outstanding during the six months ended June 30, 2003 and 2002 respectively. FFO and FFO per share exclude depreciation or amortization, the gain on disposition of real estate and marketable securities and impairment loss, all of which are included in the calculation of net income.

The slight decrease in FFO per share is due primarily to a reduction in the straight line rent adjustment in the second quarter of 2003 compared with the same periods of 2002, the short-term dilutive effect of property dispositions offset partially by a reduction in the common shares and the equity in income of the discontinued joint venture related to incentive fees.

Funds available for Distribution (FAD) decreased 4.2% to $20.9 million during the second quarter of 2003 from $21.8 million during the second quarter of 2002. For the first half of 2003, FAD decreased 2.5 % from $43.2 million to $42.1 million. These decreases were primarily the result of higher leasing transaction costs.

The Company announced in April that it will report funds from operations in conformity with the definition provided by the National Association of Real Estate Investment Trusts and, therefore, will no longer exclude the effects of straight-lining rents from its calculation of funds from operations. The Company made this decision after review of Regulation G, governing public disclosures of non-GAAP financial measures which was recently adopted by the Securities and Exchange Commission. The impact was to decrease funds from operations by $76,000 and less than $0.01 per share for the three months ended June 30, 2003 and to increase funds from operations by $777,000 or $0.03 per share for the same period in 2002. The impact for the six months ended June 30, 2003 and 2002 is to increase funds from operations by $559,000 or $0.02 per share and $1,737,000 or $0.06 per share. The Company continues to disclose the straight-line rent adjustment and exclude it from its FAD calculation. See the Company's reconciliation of net income allocable to common shareholders to FFO and FAD on page 9 of this news release.

Property Operations

In order to evaluate the performance of the Company’s overall portfolio, management analyzes the operating performance of a consistent group of properties (13.8 million net rentable square feet). These properties (herein referred to as the “Same Park” facilities) have been owned and operated by the Company for the comparable periods. The “Same Park” facilities represent approximately 93% of the square footage of the Company’s portfolio at June 30, 2003.

The following tables summarize the pre-depreciation historical operating results of the “Same Park” facilities and the entire portfolio.

“Same Park” Facilities (13.8 million square feet)

                                                                    Three Months Ended
                                                                          June 30,
                                                                ------------------------------
                                                                  2003                2002                 Change
                                                                 ------              ------               ---------
Rental income before straight line rent adjustment...      $  46,675,000       $  47,069,000            (0.8%)
  Straight line rent adjustment........................             (98,000)            682,000             N/A
                                                                 ----------          ----------            -----
Total rental income..................................          46,577,000          47,751,000            (2.5%)
                                                                 ----------          ----------           -----
 Cost of operations...................................          12,436,000          12,679,000            (1.6%)
                                                                 ----------          ----------           -----
 Net operating income.................................          34,141,000          35,072,000            (1.9%)
    Less:  straight line rent adjustment...............              98,000            (682,000)            N/A
  Net operating income before straight line rent
  adjustment...........................................       $  34,239,000       $  34,390,000            (0.4%)
                                                              =============       =============            =====
 Gross margin (1).....................................               73.4%                73.1%            0.3%
  Weighted average for period:
      Occupancy........................................               92.4%                94.6%           (2.3%)
      Annualized realized rent per occupied sq. ft.(2).       $      14.69        $       14.49             1.4%

                                                                      Six Months Ended
                                                                          June 30,
                                                                --------------------------------
                                                                  2003                2002                 Change
                                                                 ------              ------               --------
Rental income before straight line rent adjustment... $  93,219,000       $  93,458,000             (0.3%)
  Straight line rent adjustment........................            497,000           1,613,000              N/A
                                                                   -------           ---------             -----
  Total rental income..................................       93,716,000          95,071,000             (1.4%)
                                                                ----------          ----------             -----
  Cost of operations...................................        25,510,000          25,361,000              0.6%
                                                                ----------          ----------             -----
  Net operating income.................................         68,206,000          69,710,000             (2.2%)
    Less:  straight line rent adjustment...............           (497,000)         (1,613,000)             N/A
                                                                  --------          ----------             -----
  Net operating income before straight line rent
  adjustment...........................................      $  67,709,000       $  68,097,000             (0.6%)
                                                             =============       =============             =====
Gross margin (1).....................................               72.6%               72.9%             (0.4%)
  Weighted average for period:
     Occupancy........................................               92.6%               94.8%             (2.3%)
     Annualized realized rent per occupied sq. ft.(2).      $       14.64       $       14.34               2.1%

(1)    Gross margin is computed by dividing property net operating income by rental income before straight line rent adjustment.
(2)    Realized rent per square foot represents the revenues earned before straight line rent adjustment per occupied square foot.

Total Portfolio Statistics (1)

                                                                     Three Months Ended
                                                                          June 30,
                                                                 -----------------------------
                                                                  2003                2002               Change
                                                                 ------              ------             --------
Rental income before straight line rent adjustment...  $  47,743,000       $  47,434,000              0.6%
  Straight line rent adjustment........................            (76,000)            777,000              N/A
                                                                   -------             -------             -----
  Total rental income..................................      47,667,000          48,211,000             (1.1%)
                                                                ----------          ----------             -----
  Cost of operations ..................................        12,747,000          12,749,000               -
                                                                ----------          ----------             -----
  Net operating income.................................       34,920,000          35,462,000             (1.5%)
    Add/ (Less):  straight line rent adjustment........             76,000            (777,000)             N/A
                                                                    ------            --------             -----
  Net operating income before straight line rent
  adjustment...........................................         34,996,000          34,685,000              0.9%
                                                                ==========          ==========             =====
 Gross margin (2).....................................               73.3%               73.1%              0.3%
Weighted average for period:
      Square footage...................................         14,101,000          13,893,000              1.5%
      Occupancy........................................               92.2%              94.1%             (2.0%)
      Annualized realized rent per occupied sq. ft.(3).       $      14.69        $     14.51               1.2%

Six Months Ended
                                                                          June 30,
                                                                 ------------------------------
                                                                  2003                2002                Change
                                                                 ------              ------              -------
Rental income before straight line rent adjustment... $  95,294,000       $  94,113,000              1.3%
  Straight line rent adjustment........................            559,000           1,737,000              N/A
                                                                   -------           ---------             -----
Total rental income..................................       95,853,000          95,850,000               -
                                                          ----------          ----------             -----
Cost of operations .............................       26,060,000          25,498,000              2.2%
                                                                ----------          ----------             -----
  Net operating income.................................         69,793,000          70,352,000             (0.8%)
    Less:  straight line rent adjustment...............           (559,000)         (1,737,000)             N/A
                                                                  --------          ----------             -----
  Net operating income before straight line rent
  adjustment...........................................         69,234,000          68,615,000              0.9%
                                                                ==========          ==========             =====
Gross margin (2).....................................                 72.7%               72.9%             0.4%
Weighted average for period:
      Square footage...................................         14,149,000          13,893,000              1.8%
      Occupancy........................................               92.7%               94.4%            (1.8%)
      Annualized realized rent per occupied sq. ft.(3).       $      14.53        $      14.35              1.3%

(1)     Does not include discontinued operations.
(2)     Gross margin is computed by dividing property net operating income before straight line rent adjustment by rental income.
(3)     Realized rent per square foot represents the revenues earned before straight line rent adjustment per occupied square foot.

Financial Condition

The Company continued to maintain financial strength and flexibility. The following are the Company’s key financial ratios with respect to its leverage at and for the three months ended June 30, 2003.

     Ratio of FFO to fixed charges (1).....................................            35.6x
     Ratio of FFO to fixed charges and preferred distributions (2).........             3.6x

     Debt and  preferred  equity to total market  capitalization  (based on
     the common stock price of $35.30 at June 30, 2003)...................               31%
     Available under line of credit at June 30, 2003.......................      $ 100 million

(1)        Fixed charges include interest expense of $998,000.
(2)        Preferred distributions include amounts paid to preferred shareholders of $3,924,000 and preferred unitholders in the operating partnership of $4,810,000.

Property Dispositions

The Company has identified several properties for disposition. Three properties, including a 57,000 square foot office building in Lakewood, California and two flex facilities in Nashville, Tennessee totaling 138,000 square feet were sold during the second quarter with net proceeds of approximately $11.4 million. A gain on the Lakewood property of $3.2 million and a gain of $300,000 on the sale of the Nashville properties were recognized in the second quarter. In addition, the Company previously announced it was under contract to sell a group of five office and flex buildings with a 3.5 acre parcel of land in Beaverton, Oregon for net proceeds of $34.5 million. This contract was subsequently terminated and the Company has not determined whether it will ultimately dispose of some or all of these properties. An impairment loss of $5.9 million based on the estimated proceeds from the disposition of the Beaverton, Oregon properties was recognized in the first quarter of 2003. On July 29, 2003 the Company sold a one acre parcel of land for $775,000, resulting in a gain of approximately $45,000.

Joint Venture Property Dispositions

Through a joint venture with an institutional investor, the Company held a 25% equity interest in an industrial park in the City of Industry submarket of Los Angeles, California. Initially, the joint venture consisted of 14 buildings totaling 294,000 square feet. During 2002, the joint venture sold eight buildings totaling 170,000 square feet. During January, 2003, five of the remaining six buildings were sold and the Company recognized gains of approximately $1.1 million as a result of these sales and incentive compensation of $0.7 million. The final property was sold in April, 2003, resulting in a gain of approximately $300,000 and incentive compensation of approximately $200,000 which was recognized during the second quarter of 2003.

Property Acquisitions

In June, the Company acquired a master-planned business park known as Orange County Business Center at a cost of approximately $46 million. The acquisition was funded with the Company’s existing cash and cash equivalents. The park consists of five low-rise multi-tenant office buildings (437,000 square feet). The Park is located in the Santa Ana suburb of Orange County and is approximately 73% occupied with 26% of the square footage expiring through December 31, 2003. The largest tenant is National Water and Power, which occupies 55,415 square feet or 13% of the Park. This acquisition expands the Company’s presence in Orange County to 1.5 million square feet and its overall presence in Southern California to approximately 3.6 million square feet. The acquisition increases the Company’s total square footage to 14.9 million rentable square feet.

Gain on sale of marketable securities

During the second quarter, the Company disposed of its marketable equity securities generating net proceeds of approximately $7.6 million and a gain on sale of the securities of approximately $2 million.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.29 per common share on July 31, 2003. Distributions were also declared on the various series’ of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable September 30, 2003 to shareholders of record on September 15, 2003.

                            Series           Dividend Rate       Dividend Declared
                           -------          --------------      -------------------
                           Series A              9.25%               $0.578125
                           Series D              9.50%               $0.593750
                           Series F              8.75%               $0.546875

Company Information

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of June 30, 2003, PSB wholly-owned approximately 14.9 million net rentable square feet of commercial space with approximately 3,300 customers located in eight states, concentrated primarily in California (5,110,000 sq. ft.), Texas (2,895,000 sq. ft.), Oregon (1,973,000 sq. ft.), Virginia (2,621,000 sq. ft.) and Maryland (1,646,000 sq. ft.).

Forward-Looking Statements

When used within this press release, the words “expects,” “believes,” “anticipates,” “should,” “estimates,” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities, the Company’s ability to evaluate, finance, and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing Real Estate Investment Trusts; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc. including more financial analysis of the first quarter’s operating results is available on the Internet. The Company’s web site is www.psbusinessparks.com. A conference call is scheduled for Friday, August 1, 2003 at 10:00 A.M. (PDT) to discuss the second quarter results. The toll free number is 1-800-399-4409; the conference ID is 1680295. A replay of the conference call will be available through August 8, 2003 at 1-800-642-1687.

Additional financial data attached.

PS BUSINESS PARKS, INC.

Selected Financial Data

(Unaudited)

                                                                             At June 30, 2003        At December 31, 2002
                                                                            -----------------       ---------------------
Balance Sheet Data:

    Cash and cash equivalents........................................        $    24,611,000           $    44,812,000
    Marketable equity securities.....................................        $             -           $     5,278,000
    Properties held for disposition, net.............................        $    34,500,000           $          -
    Real estate facilities, before accumulated depreciation..........        $ 1,268,599,000           $ 1,254,774,000
    Total assets.....................................................        $ 1,157,830,000           $ 1,156,802,000
    Total debt.......................................................        $    69,992,000           $    70,279,000
    Minority interest - common units.................................        $   169,192,000           $   167,469,000
    Minority interest - preferred units..............................        $   217,750,000           $   217,750,000
    Perpetual preferred stock........................................        $   170,630,000           $   170,813,000
    Common shareholders' equity......................................        $   493,417,000           $   493,589,000

    Total common shares outstanding at period end....................             21,347,000                21,531,000
                                                                             ===============           ===============
    Total  common  shares   outstanding   at  period  end,   assuming
      conversion of all Operating Partnership units into common stock             28,653,000                28,836,000
                                                                             ===============           ===============

PS BUSINESS PARKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

                                                               For the Three Months                    For the Six Months
                                                                  Ended June 30,                         Ended June 30,
                                                            -----------------------------         ------------------------------
                                                                2003                2002               2003                2002
                                                               -----               -----              -----               -----
Revenues:
   Rental income.................................     $    47,667,000   $      48,211,000    $     95,853,000    $    95,850,000
   Facility management fees primarily from
     affiliates..................................             190,000             191,000             384,000            386,000
   Gain on sale of marketable securities.........           2,043,000                   -           2,043,000             25,000
   Interest and other income.....................             553,000             383,000             826,000            669,000
                                                              -------             -------             -------            -------
                                                           50,453,000          48,785,000          99,106,000         96,930,000
                                                           ----------          ----------          ----------         ----------
Expenses:
  Cost of operations.............................          12,747,000          12,749,000          26,060,000         25,498,000
  Cost of facility management....................              37,000              45,000              74,000             90,000
  Depreciation and amortization..................          14,170,000          13,651,000          27,804,000         26,972,000
  General and administrative.....................           1,399,000           1,180,000           2,452,000          2,492,000
   Interest expense..............................             998,000           1,432,000           2,000,000          2,983,000
                                                              -------           ---------           ---------          ---------
                                                           29,351,000          29,057,000          58,390,000         58,035,000
                                                           ----------          ----------          ----------         ----------

Income before discontinued operations and minority
interest.........................................          21,102,000          19,728,000          40,716,000         38,895,000
                                                           ----------          ----------          ----------         ----------
Discontinued operations:
  Income from discontinued operations............           1,085,000           1,180,000           2,089,000          2,152,000
  Impairment charge on properties held for sale..                   -                   -          (5,907,000)                 -
  Gain on disposition of real estate.............           3,484,000                   -           3,484,000          5,366,000
  Equity in income of discontinued joint venture.             500,000             207,000           2,296,000            249,000
                                                              -------             -------           ---------            -------
Net income (loss) from discontinued operations...           5,069,000           1,387,000           1,962,000          7,767,000
                                                            ---------           ---------           ---------          ---------

Income before minority interest..................          26,171,000          21,115,000          42,678,000         46,662,000

  Minority interest in income - preferred units..          (4,810,000)         (4,413,000)         (9,620,000)        (8,825,000)
  Minority interest in income - common units.....          (4,446,000)         (3,230,000)         (6,411,000)        (7,663,000)
                                                           ----------          ----------          ----------         ----------
Net income.......................................     $    16,915,000   $      13,472,000      $   26,647,000     $   30,174,000
                                                      ===============   =================      ==============     ==============

Net income allocation:
  Allocable to preferred shareholders............     $     3,924,000   $       3,933,000      $    7,853,000     $    7,550,000
  Allocable to common shareholders...............          12,991,000           9,539,000          18,794,000         22,624,000
                                                           ----------           ---------          ----------         ----------
                                                      $    16,915,000   $      13,472,000      $   26,647,000     $   30,174,000
                                                      ===============   =================      ==============     ==============

Net income (loss) per common share - basic:
  Continuing operations..........................     $          0.43   $            0.40      $         0.81      $        0.79
  Dicontinued operations.........................     $          0.18   $            0.04      $         0.07      $        0.27
                                                      ---------------   -----------------      --------------      -------------
                                                      $          0.61   $            0.44      $         0.88      $        1.06
Net income (loss) per common share - diluted:
   Continuing operations.........................     $          0.43   $            0.40      $         0.80      $        0.77
   Discontinued operations.......................     $          0.17   $            0.04      $         0.07      $        0.27
   ---------------   -----------------      --------------      -------------
   $          0.60   $            0.44      $         0.87      $        1.04
Weighted average common shares outstanding:
  Basic..........................................          21,311,000          21,549,000          21,343,000         21,546,000
                                                      ===============    ================        ============       ============
  Diluted........................................          21,478,000          21,799,000          21,488,000         21,774,000
                                                      ===============    ================        ============       ============

PS BUSINESS PARKS, INC.

Computation of Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)

                                                               For the Three Months                     For the Six Months
                                                                   Ended June 30,                          Ended June 30,
                                                         --------------------------------           -------------------------------
                                                             2003                 2002                 2003                2002
                                                            -----                -----                -----               -----

Net income allocable to common shareholders.........  $    12,991,000       $   9,539,000     $    18,794,000      $  22,624,000
    Less:  Gain on sale of marketable securities....       (2,043,000)                             (2,043,000)           (25,000)
    Less:  Gain on disposition of real estate.......       (3,484,000)                  -          (3,484,000)        (5,366,000)
    Less:  Gain on sale of equity income from sale
      of joint venture properties...................         (300,000)           (148,000)         (1,376,000)          (148,000)
    Impairment charge on properties held for sale...                -                   -           5,907,000                  -
    Depreciation and amortization...................       14,170,000          14,313,000          27,804,000         28,290,000
    Depreciation from unconsolidated joint venture..                -              20,000                   -             40,000
    Minority interest in income - common units......        4,446,000           3,230,000           6,411,000          7,663,000
                                                            ---------           ---------           ---------          ---------
Consolidated FFO allocable to common shareholders...  $    25,780,000       $  26,954,000       $  52,013,000       $ 53,078,000
                                                      ===============       =============       =============       ============

Computation of Diluted FFO per Common Share (1):

Consolidated FFO allocable to common shareholders...   $   25,780,000       $   26,954,000       $  52,013,000       $ 53,078,000
                                                       ==============       ==============       =============       ============
     Weighted average common shares outstanding.....       21,311,000           21,549,000          21,343,000         21,546,000
     Weighted average common OP units outstanding...        7,305,000            7,305,000           7,305,000          7,305,000
     Dilutive effect of stock options...............          167,000              250,000             145,000            228,000
                                                              -------              -------             -------            -------
Weighted  average  common  shares  and OP units  for
  purposes  of  computing   fully-diluted   FFO  per
  common share......................................      28,783,000           29,104,000          28,793,000         29,079,000
                                                           ==========           ==========          ==========         ==========
Fully diluted FFO per common share .................   $         0.90        $        0.93       $        1.81        $      1.83
                                                       ==============         ============       =============        ===========
Computation  of Funds  Available  for  Distribution
     ("FAD") (2)

Consolidated FFO allocable to common shareholders...   $   25,780,000      $    26,954,000      $   52,013,000       $ 53,078,000
                                                       ==============      ===============      ==============       ============

Less:  Capitalized Expenditures:
     Maintenance capital expenditures...............   $     (610,000)     $    (1,776,000)     $   (1,184,000)      $ (2,618,000)
     Tenant improvements............................       (3,516,000)          (2,532,000)         (6,401,000)        (4,695,000)
     Capitalized lease commissions..................       (1,128,000)            (191,000)         (2,157,000)        (1,049,000)
                                                           ----------             --------          ----------          ---------
Total Capitalized Expenditures......................       (5,254,000)          (4,499,000)         (9,742,000)        (8,362,000)
                                                           ----------           ----------          ----------         ----------
    Less:  Straight line rent adjustment............           76,000             (777,000)           (559,000)        (1,737,000)
      Add:  Stock based compensation expense........          279,000              122,000             453,000            212,000
                                                              -------              -------             -------            -------
FAD.................................................   $   20,881,000       $   21,800,000       $  42,165,000       $ 43,191,000
                                                       ==============       ==============       ==============       =============
(1)	Funds from operations (“FFO”) is a term defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) by which real estate investment trusts (“REITs”) may be compared. It is generally defined as net income, computed in accordance with generally accepted accounting principals, before depreciation, amortization, minority interest in income and extraordinary items. The Company considers FFO to be a useful measure of the operating performance of a REIT, which provides investors with a basis to evaluate the operations and the cash flows of a REIT. FFO does not represent net income or cash flow from operations as defined by GAAP. FFO computations do not factor out the REIT’s requirement to make either capital expenditures or principal payments on debt. The Company excludes gains/losses on disposition of real estate impairment loss and gains/losses on sale of marketable securities to more accurately reflect cash flow from real estate operations. Other REITs may not make these adjustments in computing FFO.

(2)	Funds available for distribution (“FAD”) is computed by deducting from consolidated FFO recurring capital expenditures, tenant improvements, capitalized leasing commissions, and the straight line rent adjustment from FFO and adding stock based compensation expense. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.